Exhibit 99.1

Isos Acquisition Corporation Announces Closing of Over-Allotment Option

in Connection with its Initial Public Offering

New York, NY, March 10, 2021 /PRNewswire/ -- Isos Acquisition Corporation (NYSE: ISOS.U.) (the “Company”) announced the closing of the issuance of an additional 2,983,700 units pursuant to the partial exercise of the underwriters’ over-allotment option in connection with the Company’s initial public offering. The additional units were sold at the initial offering price of $10.00 per unit, resulting in additional gross proceeds of $29,837,000 and bringing the total gross proceeds of the initial public offering to $254,837,000.

The Company’s units began trading on the New York Stock Exchange under the ticker symbol “ISOS.U.” on Friday, March 5, 2021. Each unit consists of one share of the Company’s Class A common stock and one-third of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of the Company’s Class A common stock at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the Class A common stock and warrants are expected to be listed on the Nasdaq Stock Market under the symbols “ISOS” and “ISOS WS,” respectively.

The Company is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination in any industry, sector, or geographic region, it focuses on businesses in the global media and entertainment sectors, as well as adjacencies in this industry, which includes direct-to-consumer businesses, consumer brands undergoing digital transformation, digitally-enabled marketplaces, services, and platforms among areas of focus. The Company is led by Co-Chief Executive Officers George Barrios and Michelle Wilson.

J.P. Morgan Securities LLC and LionTree Advisors LLC acted as the joint book running managers of the offering.

Of the proceeds received from the consummation of the offering (as well as the exercise of the option to purchase additional units) and a simultaneous private placement of warrants, $254,837,000 (or $10.00 per unit sold in the offering) was placed in trust. An audited balance sheet of the Company as of March 5, 2021 reflecting the receipt of the proceeds upon consummation of the initial public offering and the private placement (but not including the closing of the additional units described herein) will be included as an exhibit to the Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission (the “SEC”).

Registration statements relating to these securities were filed with and declared effective by the SEC on March 2, 2021. The offering was made only by means of a prospectus. Copies of the final prospectus may be obtained from J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, 212-834-4533, or by emailing at prospectus-eq_fi@jpmchase.com or LionTree Advisors LLC, 660 Madison Avenue, New York, NY 10065. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s business combination. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Media Contacts

Ed Trissel / Kate Thompson / Tanner Kaufman

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449